Exhibit 5.1
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                           WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007

                                December 8, 2000




Leucadia National Corporation
315 Park Avenue South
New York, New York  10010

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Gentlemen:

                  We have acted as counsel to Leucadia National Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 1,200,000 Common Shares of the Company, par value $1.00 per share (the "Common Shares"), issuable upon the exercise of options granted or to be granted pursuant to the Company's 1999 Stock Option Plan, as amended through May 16, 2000 (the "Plan").

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Shares to be issued pursuant to the terms of the Plan have been duly authorized and, when issued,


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Weil, Gotshal & Manges LLP

Leucadia National Corporation
December 8, 2000
Page 2

delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the holders of such Common Shares under the laws of the State of New York (the state in which the Company is incorporated and maintains its principal place of business) except, where applicable, as provided by Section 630 of the New York Business Corporation Law.

                  The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to all references to our firm in the Prospectus which is a part of the Registration Statement.



                                                  Very truly yours,

                                                  /s/ Weil, Gotshal & Manges LLP